RADIATION THERAPY SERVICES, INC.

PRESS RELEASE

Contact: Dave Koeninger Chief Financial Officer Radiation Therapy Services, Inc. 239-931-7282 dkoeninger@rtsx.com	Investors: Nick Laudico The Ruth Group 646-536-7030 nlaudico@theruthgroup.com

RADIATION THERAPY SERVICES REPORTS FIRST QUARTER 2007 FINANCIAL RESULTS

First Quarter 2007 Highlights:

•	Total revenue increased 32.3% to $97.8 million from first quarter 2006
•	Net income increased 7.8% to $9.6 million or $0.40 per diluted share from first quarter 2006
•	Net cash provided by operating activities increased 11.3% to $12.2 million from first quarter 2006
•	Same practice treatments per day and revenue per treatment at freestanding centers increased 3.2% and 7.0%, respectively, from first quarter 2006
•	Days sales outstanding decreased to 56 from 61 in fourth quarter 2006

FORT MYERS, FL, May 2, 2007 - Radiation Therapy Services, Inc. (Nasdaq: RTSX), a leading operator of radiation therapy centers, today announced financial results for the first quarter ended March 31, 2007.

Total revenue for the first quarter was $97.8 million, an increase of 32.3% from $73.9 million in the same quarter of 2006, with $17.1 million of the increase provided by new practices, or practices operated by Radiation Therapy for less than twelve months. New practice growth included $5.7 million in professional services revenue from the addition of three urology practices and one surgical practice in the Company’s South Florida local markets. Net patient service revenue, or revenue generated from services where the Company bills patients directly, principally at freestanding treatment centers, was $95.5 million. Other revenue, or revenue generated principally from services where Radiation Therapy bills a hospital for services provided, was $2.3 million.

During the first quarter of 2007, the Company generated net patient service revenue from professional services of $15.6 million, compared to $6.7 million for the first quarter of 2006. Revenue from professional services is primarily from urology and surgical practices that enable the Company to offer a more integrated group approach to cancer care in certain local markets. Margins are adversely affected in the short-term, while, longer term, this approach is expected to result in clinical protocols that expand the addressable diagnoses for treatment with radiation therapy. For the first quarter 2007, net income and earnings per share were adversely affected by $0.3 million, or $0.01, respectively, by these practices.

Revenue per treatment on a same practice basis at the Company’s freestanding centers grew 7.0%, reflecting increased utilization of advanced technologies over the same period in 2006. For the first quarter 2007, the Company reported an average of 1,735 total treatments per day at its 69 freestanding centers, a 16.4% increase from the same period in 2006. Same practice treatments per day grew 3.2% over the first quarter 2006.

Net income for the first quarter was $9.6 million, or $0.40 per diluted share, an increase of 7.8% from net income of $8.9 million, or $0.37 per diluted share, for the same period in 2006. This is below our previously stated diluted earnings per share guidance of $0.42 per share to $0.44 per share.

During the quarter, the Company continued to invest in headcount and infrastructure to support the Company’s growing facility network and to provide for the long-term growth in services to patients and physicians. The related increase in compensation expense negatively affected net income and earnings per share by $0.4 million, or $0.02, respectively.

Additional investment in new practices during the quarter included the following:

•
In January 2007, the Company opened a de novo facility in Gettysburg, Pennsylvania providing an entrance into the Adams County local market. The facility offers an intensity modulated radiation therapy (IMRT) and an image guided radiation therapy (IGRT) program, along with other advanced technologies.

•
In February 2007, the Company received a license to operate its freestanding radiation facility at Roger Williams Medical Center in Providence, Rhode Island, completing the transition of that facility from hospital-based to freestanding. The freestanding facility is a joint venture between Radiation Therapy and Roger Williams, with the Company having a majority interest in the facility. The facility offers IMRT and IGRT programs.

•
In March 2007, the Company acquired a single radiation therapy treatment center in Casa Grande, Arizona. The acquisition builds on Radiation Therapy's presence in the central Arizona local market, which the Company entered in June 2005 by acquiring a facility in Scottsdale, Arizona. The facility currently has an IMRT program and a second vault that will allow for future linear accelerator expansion.

Dr. Daniel Dosoretz, President and Chief Executive Officer, said, “During the first quarter we continued to expand our facility network and demonstrated solid execution on our key initiatives driving organic growth. Importantly, we expanded our footprint in the demographically attractive Arizona market with the acquisition of the Casa Grande facility. We also entered a new local market with our de novo center opening in Gettysburg, Pennsylvania. The transition of our operations at the prestigious Roger Williams Medical Center from hospital-based to freestanding has given us access to global revenues from this facility. Organically, we grew same practice treatments per day at 3.2% and same practice revenue per treatment at 7.0%, both in line with our stated guidance. We are also extremely pleased with the robust growth in utilization of IGRT, which stood at 37.6% at the end of the quarter, well on track to reach our stated full year guidance.”

Dr. Dosoretz continued, “While our recent addition of surgical and urology practices carries with them a short-term pressure on net income, we believe the long-term benefits of these practices will bring substantial value to our facility network. We believe the incorporation of these practices and resulting physician collaboration will allow us to broaden the application of advanced technologies to treat new types of cancer and provide the best possible patient care.”

Radiation Therapy generated $12.2 million in net cash from operating activities for the three months ended March 31, 2007, up 11.3% from $10.9 million for the same period of 2006. Total capital expenditures, including capital lease obligations, for the first quarter 2007 were $7.6 million, compared to $13.3 million for the first quarter 2006. The Company’s days sales outstanding for the first quarter 2007 were 56 days, compared to 56 days for the first quarter 2006 and 61 days for the fourth quarter 2006.

In March 2007, the Company announced that David N.T. Watson was appointed to be Chief Financial Officer to succeed David M. Koeninger, who announced his retirement last year. Mr. Watson joined the Company in early April and will assume the role of Chief Financial Officer effective July 1, 2007. Mr. Koeninger will remain Chief Financial Officer and assist with the transition through June 30, 2007 and remain with the Company on a consultant basis until June 2008.

Guidance

Including announced acquisition activity, the Company is updating guidance for the full year 2007. The Company is increasing its expectation of revenues to the range of $375 to $400 million, with diluted earnings per share remaining in the range of $1.60 to $1.66. The Company continues to expect days sales outstanding to remain at a level of less than 60 days in 2007.

For the second quarter of 2007, the Company expects revenue to be in the range of $94 million to $100 million, with diluted earnings per share in the range of $0.41 per share to $0.43 per share.

The projections and guidance set forth above are estimates only and actual performance could differ. The Company’s guidance includes announced acquisition activity.

Conference Call

Management will host a conference call tomorrow at 10:00 a.m. ET to discuss financial results, guidance and other developments and business plans. A live Web cast of the conference call will be available online on the Company’s corporate Web site at www.rtsx.com. The dial-in numbers are (877) 407-0784 for domestic callers, and (201) 689-8560 for international callers. After the live Web cast, the call will remain available on Radiation Therapy's Web site until June 3, 2007. In addition, a telephonic replay of the call will be available until May 17, 2007. The replay dial-in numbers are (877) 660-6853 for domestic callers and (201) 612-7415 for international callers. Please use account number 3055 and conference ID number 237297.

About Radiation Therapy Services, Inc.
Radiation Therapy Services, Inc., which operates radiation treatment centers primarily under the name 21st Century Oncology, is a provider of radiation therapy services to cancer patients. The Company's 79 treatment centers are clustered into 25 local markets in 16 states, including Alabama, Arizona, California, Delaware, Florida, Kentucky, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island and West Virginia. The Company is headquartered in Fort Myers, Florida. More information about the Company can be found at its Web site www.rtsx.com. RTSXG

This release may contain forward-looking statements about the Company's future plans, expectations and objectives, including, but not limited to, the Company's expected financial results and estimates for 2007. Words such as "may," "will," "expect," "intend," "anticipate," "plan," "believe," "seek," "could" and "estimate" and variations of these words and similar expressions are intended to identify forward- looking statements. These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to the Company's actual financial results, those risk factors described in the "Risk Factors" section and other information in the Company's most recently filed annual report on Form 10-K, as well as the Company's other filings with the Securities and Exchange Commission which are available on the SEC's website at www.sec.gov. Readers of this release are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release.

RADIATION THERAPY SERVICES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006

Net patient service revenue	$95,513	$71,217
Other revenue	2,304	2,724
Total revenues	97,817	73,941

Salaries and benefits	49,920	35,943
Medical supplies	2,825	2,186
Facility rent expense	3,022	2,254
Other operating expenses	4,307	3,011
General and administrative expenses	9,652	7,211
Depreciation and amortization	5,473	3,710
Provision for doubtful accounts	2,904	2,522
Interest expense, net	3,803	2,165
Total expenses	81,906	59,002

Income before minority interests	15,911	14,939
Minority interests in net earnings of
consolidated entities	(383)	(515)

Income before income taxes	15,528	14,424

Income tax expense	5,978	5,568

Net income	9,550	8,856

Other comprehensive (loss) income:
Unrealized (loss) gain on derivative interest
rate swap agreement, net of tax	(51)	114
Comprehensive income	$9,499	$8,970

Net income per common share outstanding - basic	$0.41	$0.39
Net income per common share outstanding - diluted	$0.40	$0.37

Weighted average shares outstanding:
Basic	23,412	22,960
Diluted	24,165	23,895

RADIATION THERAPY SERVICES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	March 31,	December 31,
	2007	2006
	(unaudited)	(a)
ASSETS
Current assets:
Cash and cash equivalents	$11,012	$15,413
Accounts receivable, net	65,978	52,764
Income taxes receivable	1,767	938
Prepaid expenses	7,282	8,273
Current portion of lease receivable	358	427
Inventories	1,674	1,613
Deferred income taxes	6,064	5,583
Other	2,132	2,527
Total current assets	96,267	87,538

Lease receivable, less current portion	92	154
Equity investments in joint ventures	1,195	1,215
Property and equipment, net	166,115	152,379
Goodwill	146,896	138,785
Intangible assets, net	7,813	7,599
Other assets	14,899	11,424
Total assets	$433,277	$399,094

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$12,938	$10,604
Accrued expenses	18,496	14,679
Current portion of long-term debt	11,199	12,285
Total current liabilities	42,633	37,568
Long-term debt, less current portion	205,322	192,959
Other long-term liabilities	2,708	2,584
Deferred income taxes	25,554	24,070
Minority interest in consolidated entities	12,122	7,104
Total liabilities	288,339	264,285
Shareholders' equity
Preferred stock, $0.0001 par value, 10,000 shares authorized,
none issued or outstanding	-	-
Common stock, $0.0001 par value, 75,000 shares authorized,
23,427 and 23,367 shares issued and outstanding at
March 31, 2007 and December 31, 2006, respectively	2	2
Additional paid-in capital	82,183	81,465
Retained earnings	63,121	53,683
Notes receivable from shareholders	(362)	(386)
Accumulated other comprehensive (loss) income, net of tax	(6)	45
Total shareholders' equity	144,938	134,809
Total liabilities and shareholders' equity	$433,277	$399,094

(a) Derived from audited financial statements

RADIATION THERAPY SERVICES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended
	March 31,
	2007	2006
Cash flows from operating activities
Net income	$9,550	$8,856
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,019	3,318
Amortization	454	392
Deferred rent expense	162	74
Deferred income tax provision	1,035	368
Stock based compensation	12	14
Tax benefit from stock option exercise	(231)	(1,339)
Provision for doubtful accounts	2,904	2,522
Gain on the sale of property and equipment	(2)	-
Minority interests in net earnings of consolidated entities	383	515
Equity interest in net loss (income) of joint ventures	20	(18)
Changes in operating assets and liabilities:
Accounts receivable, gross	(16,118)	(12,055)
Inventories	(61)	(57)
Prepaid expenses	991	(91)
Accounts payable	(261)	1,215
Accrued expenses	3,810	2,180
Income taxes currently payable	4,490	5,025

Net cash provided by operating activities	12,157	10,919

Cash flows from investing activities
Purchase of property and equipment	(6,170)	(5,397)
Acquisition of radiation centers	(10,114)	(1,800)
Payment of assumed acquisition liability	(5,200)	-
Proceeds from the sale of property and equipment	2	-
(Loans to) repayments from employees	(85)	26
Contribution of capital to joint venture entities	(2,735)	-
Change in lease receivable	131	172
Change in other assets	565	477

Net cash used in investing activities	(23,606)	(6,522)

Cash flows from financing activities
Proceeds from issuance of debt	12,500	1,800
Principal repayments of debt	(6,128)	(1,710)
Proceeds from exercise of stock options	475	3,718
Tax benefit from stock option exercise	231	1,339
Payments of notes receivable from shareholders	24	23
Minority interest in partnership distribution	(54)	(62)
Payments of loan costs	-	(60)

Net cash provided by financing activities	7,048	5,048

Net (decrease) increase in cash and cash equivalents	(4,401)	9,445
Cash and cash equivalents, at beginning of period	15,413	8,980

Cash and cash equivalents, at end of period	$11,012	$18,425

Supplemental disclosure of non-cash transactions
Recorded capital lease obligations related to the acquisition of equipment	$1,450	$7,863
Recorded non-cash contribution of capital by minority interest holder	$4,782	$-
Recorded non-cash contribution of capital to joint venture entities	$2,595	$-

RADIATION THERAPY SERVICES, INC.
AND SUBSIDIARIES
KEY OPERATING STATISTICS
(unaudited)

	Three Months Ended
	March 31,		%
	2007	2006	Change

Number of treatment days	64	64

Total treatments - freestanding centers	111,022	95,396	16.4%

Treatments per day - freestanding centers	1,735	1,491	16.4%

Percentage change in revenue per treatment -
freestanding centers - same practice basis	7.0%	15.2%

Percentage change in treatments per day -
freestanding centers - same practice basis	3.2%	6.2%

Local markets at period end	25	22	13.6%

Treatment centers - freestanding	69	57	21.1%
Treatment centers - hospital	10	12	-16.7%
	79	69	14.5%

Days sales outstanding for the quarter	56	56

Percentage change in total revenues - same practice basis	9.2%	19.9%

Net patient service revenue - professional
services only (in thousands)	$15,592	$6,742

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